DISTRIBUTION AGREEMENT


THIS DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into this ___ day of March, 1998, by and between AltaVista Technology Inc., a California corporation with its principal executive offices located at 1671 Dell Avenue, Suite 209; Campbell, CA 95008 ("AVT"), and Kuni Research International Corporation, a Corporation incorporated in Japan with its principal executive offices located at Ebodori Center Building, 11F, 2-1-1 Ebodori, Nishi-Ku, Osaka, Japan ("Kuni").

                                    RECITALS
                                    --------

     WHEREAS, AVT. which operates a division known as "Magic Bit", provides a multimedia email tool to send personalized Valentine cards complete with pictures, audio and text on-line throughout the World Wide Web;

     WHEREAS, AVT's technological core is the ME-Mail(TM) engine (i.e., Multimedia E-mail) which allows any ME-Mail message to be sent directly to an end user or sent to the Magic Bit web server where it will instantly be converted into a series of web pages and posted "live" on the Internet;

     WHEREAS, AVT is the registered owner of all right, title, and interest in and to the trademarks and any and all trade dress, labels, and designs associated therewith, together with the goodwill of the business symbolized thereby in connection with the Products (as defined below);

     WHEREAS, Kuni has substantial resources for the localization, advertising and promotion of AVT's Products in the Territory;

     WHEREAS, Kuni desires to obtain from AVT, and AVT is wining to grant to Kuni and its affiliates, an exclusive right and license in the AVT products and services for the purposes of enabling Kuni to distribute the AVT Products (as defined below) and services in the Territory; and

     WHEREAS, AVT and Kuni mutually desire to enter into this Agreement, pursuant to which AVT grants certain rights to Kuni for the localization, translation, production, distribution, packaging and marketing of the Products (as defined below) in accordance with the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT
                                    ---------

     1. Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings indicated below:

     "Affiliate" shall mean any corporation, limited liability company, partnership or other entity (collectively, an "Entity"): (1) that is controlled by or controls a party (collectively, a "Controlled Entity"); or (2) that is controlled by or controls any such Controlled Entity, in each instance of clause
(1) or (2) for so long as such control continues. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Without limiting the foregoing, joint control of an Entity with one or more other persons or Entities shall be deemed to constitute control for purposes hereof,

     "Code" means computer programming code. If not otherwise specified, Code shall include both Object Code and Source Code. Code shall include Maintenance Modifications and Upgrades thereto if, when, and to the extent such Maintenance Modifications and/or Upgrades are delivered to Kuni by AVT under this Agreement or under any other agreement or arrangement between the parties.

     "Competitive Products" means any products that are competitive with the Products or Kuni Derivative Works.

     "Confidential Information' means any data or information, oral or written, treated as confidential that relates to either party's (or, if either party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development or business activities, including any unannounced products and services, and including any information relating to services, developments, inventions, processes, plans, proposals, projects, financial information, customer and supplier lists, forecasts and projections. Confidential Information shall also include the terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information that (1) is publicly available or in the public domain at the time disclosed; (2) is or becomes publicly available or enters the public domain through no fault of the party receiving such information; (3) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (4) is already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure; (5) is independently developed by the recipient; or (6) is approved for release or disclosure by the disclosing party without restriction.

     "Corporate License Agreements" means the AVT form corporate license agreements set forth in Exhibit B1 hereto granted to corporate End Users to
                            -----------
reproduce and install the Kuni Derivative Works for internal use as may be amended by AVT from time to time;

     "Dealer" means and includes all subdistributors, dealers, authorized sublicensees, agents or other representative of K@, other than End Users.

     "Derivative Work" means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, of any other form in which such preexisting works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For the purposes hereof, a Derivative Work shall also include any localization of a pre-existing product.

     "Development Environment" means any devices, programming or documentation, including compilers and higher level languages used by AVT for the development, maintenance, and implementation of the Products, but only to the extent that the device, programming, or documentation so used would be necessary for the preparation of the Kuni Localized Japanese Versions, the Kuni Derivative Works and Maintenance Modifications and Upgrades thereof.

     "Documentation" means user manuals and other written materials that relate to the Products. Documentation shall include Maintenance Modifications and Upgrades thereto, if, when, and to the extent such Maintenance Modifications and/or Upgrades are delivered to Kuni by AVT under this Agreement or under any other agreement or arrangement between the parties.

     "End User(s)" means any person or entity that obtains copies of the Kuni Derivative Works solely to fulfil its own internal data processing needs.

     "End User License Agreement" means the AVT form End User license agreements set forth in Exhibit B2 hereto granted to End Users to use the Kuni Derivative
               ----------
Works -solely to fulfil their own internal data processing needs as may be amended from time to time by AVT.

     "Intellectual Property Rights" means the intangible legal rights or interests evidenced by or embodied in (1) any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, but including patents, patent applications, trade secrets and know-how; (2) any work of authorship, regardless of copyrightability, but including copyrights and any moral rights recognized by law; and
(3) any other similar rights, including trademarks, in each case on a worldwide basis.

     "Kuni Bundle" means a bundle or package sold or distributed by Kuni in a single sales transaction comprising any of the Products or Kuni Derivative Works and any other Kuni Product(s).

"Kuni Derivative Work" means a Japanese Localized Version packaged with other material that is created by Kuni and approved in advance by AVT.

     "Kuni Localized Japanese Versions" means versions of the Products localized by Kuni, to the extent necessary or appropriate, to operate solely on Japanese language localized computers and operating systems used in the Territory.

     "Kuni Products' means all current and future products distributed or to be distributed by Kuni.

     "Licensed Marks" means "AVT" and any and all trade dress, labels, and designs associated therewith, together with the goodwill of the business symbolized thereby in connection with the Products.

     "Maintenance Modifications" means modifications, Upgrades or revisions made by AVT to the Products that correct errors or support new releases of operating systems.

     "Minimum Revenue Quota" means ten percent (10%) of AVT's Net Revenue generated within the United States for that Product during the preceding six (6) month period.

     "Net  Revenue"  means revenue less returns and taxes withheld under Section
3.6  of  this  Agreement.

     "Object Code" means Code in machine-readable form.

     "Other Products" shall mean any product other than any of the Products created, developed, localized or licensed by AVT.

     "Products"  means  those  AVT  software  products  listed  in  Exhibit  A.
      "Royalties"  shall  have the meaning ascribed to it in Section 3.1 hereof.

     "Source Code' means Code in human readable programming languages plus all related development documents.

     "Territory" shall not mean or include any specific geographical or physical to and include all dialects or variations of the Japanese, Chinese and Korean languages, individually or collectively.

     "Upgrade" means revised versions of the Products that result in (1) substantial performance, structural or functional improvements or additions, including the substantial redesign or replacement of any part of the Source Code and (2) a change in the Version number (including any changes to the number to the right of the decimal point) of the Product.

     2.     Grant of License
            ----------------

     2.1 License. Subject to all of the terms and conditions set forth in this Agreement, AVT hereby grants to Kuni, and Kuni hereby accepts from AVT, non-transferable licenses to engage in the following activities:

     (a) to create the Kuni Localized Japanese Versions of the Products set forth on Exhibit A ("Localization License");
           ----------

     (b) to distribute physical packages of the Kuni Derivative Works to End Users and to Dealers in the Territory for further distribution to other End
Users  or  Dealers  in  the  Territory  (the  "Package  Distribution  License");

     (c) to reproduce the Kuni Derivative Works in physical packages for the sole purpose of exercising its license under Section 2.1 (b) (the Package Reproduction License');

     (d) to place the Kuni Derivative Works on one or more servers owned or controlled by Kuni and to electronically transmit copies of such Kuni Derivative Works to End Users in Territory (the "Electronic Transmission License");

     (e) to grant licenses to End Users to reproduce and install the Kuni Derivative Works for internal use pursuant to the terms and conditions of the Corporate License Agreements and End User License Agreements; and

     (f) to use the Licensed Marks solely in connection with and solely to the extent reasonably necessary for, the marketing, distribution, and support of the Kuni Derivative Works in the Territory.

     2.2     Mutual  Right  to  Enter  Into  OEM  Arrangements.  Kuni and have a
             -------------------------------------------------
co-exclusive right to enter into OEM arrangements with third-parties world-wide with respect to the Products. Each to this Agreement may exercise such right provided that the other party gives its prior written agreement that the exercise of such right is consistent with the terms of this Agreement. Such prior written agreement to the exercise of such right shall not be unreasonably withheld by ether non-exercising party.

     2.3     Exclusivity.  (a)  During the term of this Agreement, AVT shall not
             -----------
grant (i) any similar rights to license and/or support, whether exclusive or non-exclusive, to any person or entity to use, display, reproduce, modify, and customize, for the purpose of developing, creating, operating, maintaining, marketing, promoting, distributing, or otherwise commercially exploiting a version of any Product that is customized, or localized for the Territory (i.e., the Kuni Localized Japanese Versions) or (ii) any similar rights to license, localize or support other versions of the Products for use on Japanese, Korean or Chinese language localized computers and operating systems used in the Territory, to any other person or entity.

     2.4     Independent  Contractor  Relationship.  The relationship of AVT and
             --------------------------------------
Kuni established by this Agreement is of licensor licensee or independent contractors and nothing in this Agreement shall be construed: (i) to give either party the power to direct or control the daily activities of the other party, or
(ii) to constitute the parties as principal and agent, employer and employee, partners, joint ventures, co-owners or otherwise as participants in a joint undertaking. AVT and Kuni understand and agree that, except as specifically provided for in this Agreement, AVI does not grant Kuni the power or authority to make or give any agreement, statement, representation, warranty or other commitment on behalf of AVT, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of AVT, or to transfer, release or waive any right, title or interest of AVT. Likewise, AVT and Kuni understand and agree that, except as specifically provided for in this Agreement, Kuni does not grant AVT the power or authority to make or give any agreement, statement, representation, warranty or other commitment on behalf of Kuni, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of Kuni, or to transfer, release or waive any right title or interest of Kuni.

     2.5     Reservation of Rights.  All rights not specifically granted to Kuni
             ---------------------
hereunder are reserved by AVT. Except as provided in this Agreement, Kuni shall have no right whatsoever to utilize, receive, review, or otherwise have access to the source code for the Products distributed by AVT in object code form only.

     2.6     Changes  in  products  and  Support.  AVT reserves the right at any
             -----------------------------------
time without liability or prior notice to (i) determine what constitutes each Product, including, but not limited to its features, characteristics, documentation and related materials; (ii) discontinue its distribution of any or all Products or discontinue distribution of any Product to the retail channel, which may include, but not be limited to, discontinuation due to the grant to a third party of the copyright or exclusive distribution or marketing rights to one or more Products; (iii) change or terminate any of the features of the Products, or (iv) change or terminate the level or type of support or service which AVT makes available for each Product.

     2.7     Other  Products.  In  the  event  that  AVT  creates,  develops,
             ---------------
localizes, obtains or licenses any Other Product, the parties agree that AVT will automatically grant to Kuni non-transferable licenses to engage in the those activities set forth in Section 2.3 above with respect to such Other Product and upon the acceptance by Kuni, at its sole option of those non-transferable licenses, such Other Product shall become a Product and, as a result, each of the parties hereto shall enjoy all of the rights and obligations created hereunder with respect to that new Product. In the event that Kuni determines not to accept such non-transferable license to distribute the Other Product, then Kuni shall notify AVT in writing and AVT shall be entitled to license such Other Product for distribution in the Territory to a third party that which is acceptable to Kuni.

     2.8     Affiliates  of  Kuni.  Kuni may transfer, assign, or sublicense the
             --------------------
rights and licenses granted hereunder to one or more of its Affiliates, and each such Affiliate may correspondingly transfer, assign, or sublicense such rights and licenses to any other subsidiaries of Kuni, provided in each case that such Affiliates agree to be bound by the terms of this Agreement.

     2.9 Ancillary Rights. The rights and licenses granted hereunder shall include the right and license to copy and display all pictorial, graphic, or audio-visual works created as a result of the development or preparation of the Products, even if such pictorial, graphic, or audio-visual works are created by or with other programming or through other means, provided, however, that it is understood by the parties hereto that AVT is not transferring any rights to Kuni pertaining to any third party content of AVT in using a Product.

     2.10  Patent  Rights.  AVT  further  grants  to  Kuni,  its successors, and
           ---------------
assigns, and any sublicensees and customers, a world-wide. royalty-free, irrevocable and non-exclusive immunity from suit under any patents owned or licensable by Kuni at any time during the term of this Agreement and solely with respect to any changes made by Kuni to AVT's Products pursuant to this Agreement, as necessary for Kuni to exercise any other rights and licenses granted under this Agreement.

     3.     Royalties  and  Payments.
            ------------------------

     3.1     Royalties.  Kuni  shall pay AVT a royalty payment (the "Royalties")
             ---------
of twenty percent (20%) of its Net Revenue derived from its exercise of the license rights set forth in Section 2 above. If Kuni is distributing any Product or Kuni Derivative Work in a Kuni Bundle, the Royalty payable by Kuni to AVT shall be calculated as follows:

     where: r is the Royalty payable by Kuni to AVT a is the AVT Web Site List Price of the Product(s) or Kuni
                   Derivative Work(s),
                b is the total AVT Web List Price of all the Kuni Products in the Kuni Bundle, including the Product(s) and the Kuni Derivative Work(s), and
                c is the total Net Revenue received by Kuni from the sale and distribution of the Kuni Bundle.

     (b) AVT has represented to Kuni that AVT has entered into distribution agreements with each of Hewlett Packard Company, Arcsoft, Inc., SyQuest Technology, Inc., Creative Labs, Inc., New Media Corporation, Sony Inc., Seattle Filmworks, Inc and Visioneer, Inc. Furthermore, each party hereto recognizes that such party may enter into binding distribution agreements with manufacturers (collectively, "OEMs") and software development companies (collectively, "Developers"), and that certain provisions of such OEMs and/or Developers may come into conflict with the restrictions set forth in Section 2.3 above (collectively, the "Developers Agreements"). In such event the parties agree that notwithstanding the formula set forth in subparagraph (a) above, upon the sale, distribution or marketing of any Kuni Localized Version of any Product by any OEM or Developer in the Territory then (i) if the proceeds of such sale are recouped by Kuni then Kuni shall be obligated to disburse to AVT an amount equal to twenty percent (20.0%) of the moneys earned by Kuni under such Developers Agreements from the sale of any Kuni Localized Version of any Product in the Territory and (ii) if the proceeds of such sale are recouped by AVT then AVT shall be obligated to disburse to Kuni an amount equal to eighty percent (90.0%) of the moneys earned by AVT under such Developers Agreements from the sale of any Kuni Localized Version of any Product in the Territory.

     3.2 Guarantee of Minimum Revenue. Kuni agrees that during each successive six (6) month period after the effective date of this Agreement, it will achieve the Minimum Revenue Quota. If Kuni fails to achieve the Minimum Revenue Quota in any six month period, AVT will give Kuni notice thereof and Kuni may, within 30 days of receipt of such notice, elect to make payment to AVT of such shortfall. In the event that Kuni elects not to make such shortfall payment, AVT may terminate the exclusivity portion of this Agreement (Section 2.3) upon giving Kuni thirty days written notice thereof and Kuni shall become a non-exclusive distributor of the AVT Products in the Territory with the right
(i) to continue to distribute the Products in the Territory for the duration of the Agreement or (ii) terminate the Agreement and the provisions of Section 11.2 shall apply.

     3.3 Kuni shall pay to AVT the Royalties together with a statement detailing such payment within thirty (30) days after the end of-each calendar quarter ending March 31, June 30, September 30 and December 31 during the term of this Agreement.

     3.4     Promotional  Materials  and  Advertising.  Kuni  shall  use  its
             -----------------------------------------
commercially reasonable efforts to maximize customer sales of the Products by providing marketing support, product promotion, and local customer service, including a Japan-based sales training program and Japanese-language literature for the Kuni Derivative Work.

     3.5     Currency.  Kuni  shall  pay  AVT  the  Royalties  in  United States
             --------
currency, in cash or demand draft, at AVT's United States offices. In the event that the Royalties payable to AVT hereunder are determined on the basis of the suggested list prices in the currency of Japan, the rate of exchange shall be the rate in effect on the date such payment is due. In the event that any currency controls imposed by the government of Japan do not allow payment to be made by Kuni to AVT in United States dollars, Kuni shall notify AVT of the same immediately, and if so instructed by AVT, deposit all monies due to AVT to AVT's account in a bank in Japan of AVT's choice. If any currency legislation or exchange controls under applicable law preclude Kuni from making payments to AVT in United States dollars for a period exceeding ninety (90) days, AVT shall have right to terminate this Agreement; provided, however, that such termination shall not relieve Kuni of its Payment Obligations hereunder. Notwithstanding the foregoing, AVT shall have the unqualified right, at any time or times, to notify Kuni in writing to make any Royalty payment due and payable, or any part thereof, to be paid to AVT in an alternative manner, form or currency, and Kuni shall comply with such notice subject to Kuni's necessary compliance with the laws of Japan and/or any other applicable laws.

     3.6 Withholding. In the event that Kuni is required to taxes on amounts payable to AVT in accordance with this Agreement put laws and regulations of Japan, Kuni shall be entitled to deduct and withhold( unless AVT shall furnish to Kuni duly executed forms sufficient under the laws of Japan to exempt sums payable to AVT hereunder from such taxes, in withhold herein provided, Kuni shall furnish AVT with a certificate of deduction an and a true copy of the governmental receipt establishing the payment thereof. Kuni shall further obtain and furnish to AVT on a timely basis official tax receipts or such other evidence of payment as AV-r may be required to submit in order to establish AVT's right to a foreign tax credit with respect to its United States federal income tax liability.

     4.     Duties  of  AVT

     4.1 Delivery of Products and Development Environment. AVT shall deliver to Kuni a complete and updated version of the Products including all Source Code to the Code portion of the Products and the Development Environment within thirty (30) days after the execution of the Agreement.

     4.2     On-going  Training  AVT  shall provide to Kuni's software engineers
             ------------------
reasonable on-going support and training during the term of this Agreement. In particular, Kuni's software engineers must be trained concerning any Upgrades to the Products within thirty (30) days of such implementation, Such training shall be provided at the offices of AVT and in the event that Kuni requires such initial training to be conducted in Japan instead, Kuni shall be responsible for any additional costs of conducting such training in Japan.

     4.3 Third Party Assistance. AVT shall have no objection to the provision of technical assistance regarding the Products to Kuni by a third party not located within the United States. Kuni shall contract directly with such third Party and shall be responsible for all payments to the third party for such technical assistance.

     4.4 On-going commitment. AVT shall during the term of this Agreement, provide Kuni with timely supply of high quality Upgrades or Maintenance
Modifications to the Products. AVT shall further use its commercial best efforts to provide new products and develop product improvements and extensions

     5.     Duties  of  Kuni.
            ----------------

     5.1     Development  of  Japanese Localized Versions.  Kuni shall use
             --------------------------------------------
reasonable efforts to obtain and use Code necessary for the use, production and development of the Japanese Localized Versions of the Products and the Kuni Derivative Works. The Japanese Localized Versions and the Kuni Derivative Works shall be based upon the Products or well known standards and techniques used for the Products that have been published by AVT.

     5.2     Marketing  Materials  Kuni  shall use best efforts to publicize and
             --------------------
market the Kuni Derivative Works, including the creation and distribution of, among other things, Japanese literature and customary marketing and promotional materials therefor. Without limiting the generality of the foregoing, Kuni will advertise the Kuni Derivative Works in appropriate media and participate in trade shows, conferences, expositions, and promotional seminars, all with due consideration for the local marketing environment in Japan. Kuni shall conduct its marketing activities in a lawful manner with the highest standards of fair trade, fair competition, and business ethics, and shall cause its employees to do the same.

     5.3 Personnel. Kuni shall use reasonable efforts to train salesmen and customer support personnel in the maintenance, support and use of the Products including providing at least one (1) manager or specialist whose duties shall be solely to manage and service the Products.

     5.4     Program  Reproduction  and Distribution.  Kuni shall be responsible
             ---------------------------------------
for reproduction (including all costs related thereto) of the Kuni Derivative Works, as well as the AVT End User license agreement, registration card and such other inserted materials as may be reasonably requested by AVT. From time to time as reasonably requested by AVT, Kuni shall provide to AVT (Attention:
Business Development) sample packages and promotional materials relating thereto, so that AVT can verify that the quality of Kuni's reproduction, use of AVT's trademarks, and application of the proprietary notices required hereunder, is comparable to that of AVT's own reproduction and use or otherwise complies with the terms hereof. Kuni agrees to treat all AVT Products at least as favorably as it treats any other products distributed by Kuni that are competitive with any AVT Product. Specifically, Kuni agrees that it will not market or promote any AVT Product or any other product in a manner that states or could be reasonably interpreted to imply that the AVT Product is inferior or secondary to the other product. For example, Kuni will not market or promote any other product as "preferred", "premier', "primary" or the like as compared with the AVT Products.

     5.5     After  Sales  Support.  Kuni shall have the sole responsibility for
             ---------------------
all after sales and support services for the Kuni Derivative Works distributed by Kuni, and shall provide comprehensive technical assistance to the End Users thereof. Kuni shall perform and provide to End Users such warranty and other maintenance services as reasonably specified by AVT from time to time.

     5.6     Quarterly  Reports.        Kuni  shall  provide  AVT with quarterly
             ------------------
financial reports with respect to the calculation and payment of the Royalties by Kuni together with the payment of Royalties to which it relates. In addition to such financial reports, Kuni shall provide AVT with a list of all registered End Users of the Kuni Derivative Works, so far as such information is available to Kuni. Kuni shall also provide AVT with a written or oral summary of its marketing activities with respect to the Kuni Derivative Works, of competing products and activities in the Territory, and, upon the reasonable request of AVT, any additional information concerning the distribution of Kuni Derivative Works within the Territory.

     5.7     Competing  Products.  For  the  term  of  this Agreement, Kuni will
             -------------------
refrain from distributing, marketing or promoting any Competitive Products, provided, however, that nothing in this Section 5.7 shall prohibit or restrict
           -------
Kuni from distributing any Competitive Products that are packaged or "bundled" with other products such as personal computers, printers, add-on boards, modems, and other computer hardware or with value added application, utility or software or with books and other publications of any other entity with whom (i) Kuni has an existing relationship, or (ii) with whom Kuni forms a relationship after the execution of this Agreement if at the time that such relationship is formed, such entity is not the owner or developer of a Competitive Product.

     6.     Proprietary  Protection.  Kuni  acknowledges  that  the  Source Code
            -----------------------
Documentation and the Development Environment consist of Confidential Information of AVT. Kuni shall treat the Confidential Information in confidence and shall not use, copy, or disclose them, nor permit any of its personnel to use, copy, or disclose them, for any purposes that are not specifically contemplated by this Agreement,

     7.     Representations  and  Warranties.
            --------------------------------

     7.1     Right and Authority. AVT represents and warrants that (i) it is the
             -------------------
owner of the Products, including, without limitation, the Code, Documentation, and Development Environment, including all intellectual property rights therein under copyright, patent, trademark, @e secret, and other applicable law; (ii) it has the fall and sufficient right and authority to grant the rights and licenses granted here, (iii) the Code and Documentation have not been published under circumstances that have caused loss of any U.S. or other patent or copyright therein; and (iv) the Code, Documentation and Development Environment, to the best of AVT's knowledge, do not infringe any patent, copyright or other intellectual property right of any third party.

     7.2     Adequacy  of  Source  Code  and  Development  Environment.  AVT
             ---------------------------------------------------------
represents and warrants that, to the best of its knowledge, (i) the Source Code, it and the Development Environment delivered to Kuni are and shall be understandable and usable by trained computer-programming personnel; (ii) such Code does not involve any proprietary languages or programming components that such personnel could not reasonably be expected to understand; and (iii) such Source Code, Documentation and the Development Environment include all of the devices, programming and documentation necessary used by AVT in the development of the products.

     7.3     Conformity,  Performance  and  Compliance.  AVT  represents  and
             -----------------------------------------
to the best of its knowledge, (i) the Code and Documentation to be delivered to AVT hereunder have been prepared in a workmanlike manner and with professional diligence and skill: (ii) such Code and Documentation will function on the machines and with operating systems for which they are designed and (iii) the Code and Documentation when delivered to Kuni conform to their specifications in all material respects, and are free from defects in materials and workmanship.

     7.4     Scope  of  Warranty  and  Representations.
             ------------------------------------------

     (a)     Except  as  set  forth in this Section 7.1, 7.2, 7.3 and in Section
12.1 hereof, AVT makes no warranties or representations as to the performance of the Product(s) to Kuni or to any other person, except as set forth in AVTs form limited warranty (the "Limited Warranty") which is included with Alta Vista's End User product packages. AVT reserves the right to change the warranty and service policy set forth in such Limited Warranty, or otherwise, at any time, without further notice and without liability to Kuni or any other person.

     (b) AVT does not warrant the output of the Product(s) to meet the standards or requirements that may be applicable to any End User's business. Except as herein provided, AVT does not make or give any representation or warranty with respect to the usefulness or the efficiency of the Product(s), it being understood that the degree of success with which equipment, software programs and materials can be applied to data processing is dependent upon many factors, many of which are not under AVT's control.

     7.5     Kuni  Representation.  Kuni represents and warrants that it has had
             --------------------
a fall opportunity to test the operation of each Product and to verify that such Product runs properly on Japanese operating platforms. AVT makes no representation or warranty that the Product(s) will run on Japanese operating platforms or that the Product(s) will run on the Japanese operating platforms fully in accordance with the End User Documentation specifications.

     8. Audit Rights. Each party shall have the right during the term of this Agreement, to engage an independent auditor to review the books and records of the other party to determine the accuracy of the Royalties set forth above and otherwise to verify the audited party's Net Revenue for the purpose of verifying the auditing and the audited parties' performance of their obligations hereunder, upon five (5) days written notice to the party to be audited. The cost of such audits shall be home by the auditing party. Any audit shall be conducted during customary business hours at any premises where the relevant books and records may be located. In addition, each party agrees to maintain accurate books and records concerning all transactions relating to their respective obligations and duties under this Agreement for a period of two (2) years following the expiration or termination of this Agreement. Each party shall have the right for up to two (2) years after the termination of this Agreement, to audit the other party's books and records.

     9.     Intellectual  Property  Rights
            ------------------------------

     9.1     Owndership of Intellectual Property Rights. Kuni acknowledges AVT's
             -------------------------------------------
exclusive right, title and interest in and to any and all Intellectual Property Rights in and to the Products and Licensed Marks, and Kuni will not at any time do or cause to be done any act or thing impairing or tending to impair any part of said right, title and interest. Kuni acknowledges and agrees that all of such Intellectual Property Rights shall remain the exclusive property of AVT. AVT agrees that Kuni shall own all right, title and interest in and to any and all Intellectual Property Rights in or relating to any software or other materials added to the Products that were necessary to create the Kuni Localized Japanese Versions or Kuni Derivative Works ("New Kuni Matter"). Upon the expiration or termination of this Agreement, AVT may at its option, purchase any or all of the New Kuni Matter at a price (the "Purchase Price") to be determined as set forth herein,

Purchase  Price=x(1.15)^a
-------------------------

WHERE X IS THE AGGREGATE COST INCURRED BY KUNI IN DEVELOPING CREATING THE NEW KUNI MATTER AND A IS THE NUMBER OF ROUNDED UP TO A WHOLE NUMBER, OF THE TERM OF THIS AGREEMENT PRIOR TO TERMINATION.

     9.2     Copyright  Notices.  Kuni agrees to include AVT's copyright notices
             -------------------
and/or trademark notices in the Kuni Derivative Works and shall not market or license the Products under any other name, sign or logo. Kuni also agrees that during the term of this Agreement or at any time thereafter it will not register or use any of AVT's trademarks or trade names or any word, symbol or design confusingly similar thereto, as part of its corporate name.Kuni will assist AVT in obtaining registration of the tradenames and trademarks in AVT's name or, if necessary, Kuni's rights to make use of AVT's tradenames and trademarks as part of Kuni's marketing activities.

     10.     Prosecution  and  Defense  of  Infringement  Claims
             ---------------------------------------------------

     10.1     Notice and Prosecution of Infringement of Licensed Marks . AVT and
              --------------------------------------------------------
Kuni shall each provide the other with prompt notice of any apparent infringement of the Licensed Marks including any Kuni Derivative Work thereof, any petition to cancel any registration of any of the Licensed Marks, or attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Licensed Marks of which it becomes aware. AVT shall have primary responsibility to:

     (a) Institute and prosecute any actions for such infringement of the Licensed Marks;

     (b) Defend any petition to cancel any registration of any of the Licensed Marks; and

     (c) Oppose any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Licensed Marks.

     Any  damages  and  costs  recovered  through  such proceedings shall belong
          -------
exclusively to AVT and AVT shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such actions; provided, however, that if AVt recovers damages in an action for infringement of the Licensed Marks, Kuni shall be entitled to receive an equitable share of the damages recovered and, provided it exercises such entitlement, Kuni shall be obligated to contribute its proportionate share of the costs and expenses (including attorney fees) incurred in connection with the recovery of damages, which sums shall be deducted from such recovered damages and paid to AVT. Kuni shall provide AVT with reasonably requested assistance in connection with such proceedings, and AVT shall reimburse Kuni's reasonable out-of-pocket costs of providing such assistance. AVT shall keep Kuni informed of the status of any proceeding and supply Kuni with any reasonably requested documents regarding such proceedings.

     10.2 Kuni Right to Institute Infringement Actions. In the event AVT does not institute and prosecute any action for infringement of the Licensed Marks, defend any petition to cancel any registration of any of the Licensed Marks, or oppose any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Licensed Marks within a reasonable period of time (having due regard for the protection of the Licensed Marks), Kuni shall have the right to do so, but only in the Territory, but shall not be obligated to, either in its own name or in the name of AVT. Any damages or costs recovered through such proceeding shall belong exclusively to Kuni, and Kuni shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such proceeding. If Kuni elects to prosecute an alleged infringement, Kuni shall obtain AVT's approval before entering into any compromise, settlement or stipulation with respect to such proceeding, which approval AVT shall not unreasonably withhold.

     11.     Term  and  Termination.
             ----------------------

     I1.1     Term  of  Agreement  and  Renewal.  This  Agreement  shall  become
              ------------------------  --------
effective on the first day that it has been executed by both parties and, unless sooner terminated hereunder, shall remain in force for a period of five (5) years. This Agreement may be further renewed for such period as the parties may mutually agree. Nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement. Notwithstanding other provisions of this Section 11, or any other provisions of this Agreement, and in addition to any other rights to terminate set forth in this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

     11.2 Termination. Either party may also terminate this Agreement, by giving written notice to the other party upon the occurrence of any of the following events:

     (a)     Material  breach  of  this  Agreement  by  either  party;

     (b) The enactment of any law, decree, or regulation by any governmental unit within the Territory or the United States which would impair or restrict
(i) the right of either party to terminate or elect not to renew this Agreement as herein provided, (ii) either party's right, title or interest in the Intellectual Property Rights as provided herein, or (iii) AVT's rights to receive the royalties as set forth in Section 3 of this Agreement; or

     (c) Upon the acquisition of direct or indirect control of Kuni by any person which manufactures or markets products competing or likely to compete with the Products or the Kuni Derivative Works.

     11.3     Automatic  Termination.  This  Agreement terminates automatically,
              ---------
with no further action by either party, if a receiver is appointed for either party or its property, either party makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against either party under any bankruptcy, insolvency or debtor's relief law or either party is liquidated or dissolved.

     11.4     Effect  of  Termination.
              -----------------------

     (a) Upon the expiration or termination of this Agreement, regardless of the cause thereof, the parties shall abide by and uphold any rights or obligations accrued or existing on the date of termination or expiration, and the parties agree to continue to cooperate with each other and to carry out an orderly termination of their relations.

     (b)     Without  limiting  the generality of Section 11.4(a), within thirty
(30) days after such termination or expiration, (i) Kuni shall pay to AVT all sums then due and owing, (ii) the due date of all outstanding invoices, if any, will automatically be accelerated so that they become due and payable on the effective date of termination, even if longer terms had been provided previously, (iii) Kuni shall promptly pay to AVT any other sums that shall become subsequently due and owing as they become due and owing, and (iv) all orders for the Product or portions thereof remaining undelivered to Kuni as of the effective date of termination shall automatically be cancelled, unless Kuni is obligated to deliver such order to a Dealer or End User under an existing written purchase order.

     (c) Upon such termination or expiration, (i) Kuni will cease all display, advertising and use of the Licensed Marks and will not thereafter use, advertise or display any of the Licensed Marks; (ii) Kuni shall discontinue marketing and reproduction of the Kuni Derivative Works and shall promptly return and make no further use of property, materials and other items and all copies thereof belonging to AVT relating to this Agreement, and (iii) Kuni shall destroy all copies of Kuni Derivative Works reproduced hereunder and not yet distributed, and shall furnish to AVT an affidavit signed by an officer of Kuni certifying that, to the best of its knowledge, such return or destruction, has been fully effected. Notwithstanding the foregoing, and provided Kuni fulfils its obligations specified in this Agreement with respect to such materials, Kuni may continue to use and retain copies of the Kuni Derivative Works and the Products to the extent, but only to the extent, necessary to support the Kuni Derivative Works rightfully distributed to End Users by Kuni prior to the termination of this Agreement. Upon such termination or expiration, and upon AVT's request, Kuni shall return any confidential information provided by AVT hereunder.

     (d) Notwithstanding termination or expiration of this Agreement, Or any Addendum hereto, all End User License Agreements which have been properly granted pursuant to Section 2.1(e) of this Agreement prior to such termination or expiration shall survive.

     (e) Upon expiration or termination of this Agreement, for any reason whatsoever, neither party shall have any further obligations to the other party other than those set forth in this Section 11. Without limiting the generality of the foregoing, neither party shall not be liable to the other party for, and each party hereby expressly waives all rights to, compensation or damages of any kind, in connection with the expiration or termination of this Agreement, whether on account of the loss by such party of present or prospective profits, commissions, anticipated orders, expenditures, investments, or commitments made in connection with this Agreement, goodwill created, or on account of any other reason whatsoever.

     12.     Indemnification.
             ---------------

     12.1     Scope  of AVT's Indemnification.  AVT hereby indemnifies and holds
              -------------------------------
harmless Kuni, its successors and assigns, including any customers, from any loss, liability, claim or damage regarding the Code, Documentation or Development Environment supplied hereunder, based on any actual or alleged infringement of a patent, copyright, @e secret, or other intellectual proprietary right of any third party. If such claim arises, or if in AVT's judgment is likely to arise, Kuni agrees to allow AVT, at AVT's option, to procure the right for Kuni to continue to exercise its rights and licenses granted herein, or to replace or modify them in a functionally equivalent manner so they become noninfringing. The foregoing remedial actions, however, shall not relieve AVT of its indemnity obligations with respect to any loss, liability, or damage that may be incurred with respect to the Products unless such loss, liability or damage arises from or is based upon (a) use of other than the current unaltered release of any of the Products, or (b) the combination, operation or use of any of the Products with equipment, data or programming not supplied by AVT, if such loss, liability or damage would have been avoided but for such use, operation or combination.

     12.2     Scope of Kuni's Indemnification. Kuni shall indemnify and hold AVT
              -------------------------------
and its shareholders, managers, officers, directors, agents and employees harmless against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from (i) any breach by Kuni of this Agreement or any duty, warranty or obligation hereunder; (ii) any breach by any Dealer of the sub-license and subdistribution agreement with Kuni or any duty, warranty or obligation thereunder; (iii) any claim that may be made by reason of any act or omission of Kuni or any of its shareholders, managers, officers, directors, agents, employees subdistributors and representatives; or
(iv) any claim  of  any  Dealer  made  against  AVT  for  any reason whatsoever.

     13.  Miscellaneous.
          -------------

     13.1     Survival  of  Warranties.  The  warranties.  representations,  and
              ------------------------
covenants of the parties hereto contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties hereto.

     13.2  Successors  and  Assigns.  Neither  party  hereto  may  assign  this
           ------------------------
Agreement or any of its rights or obligations hereunder (including without limitation its rights and duties of performance) to any third party Or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law or change of control, without the prior written consent of the other party, which consent shall be given or withheld by such non-assigning party in the exercise of its sole discretion. The foregoing shall be interpreted as including, but not being limited to, the right of AVT to withdraw from the market one or more Products in Exhibit A attached hereto from this Agreement.
                                  ---------
This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, its respective legal successors and permitted assigns, Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any right, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     13.3     Governing  Law.  This Agreement shall be governed by and construed
              --------------
under  the  laws  of  the  State  of  California.

     13.4     Counterparts.  This  Agreement  may  be  executed  in  two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.5     Titles  and  Subtitles.  The  titles  and  subtitles  used in this
              ----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     13.6     Notices.  Unless  otherwise  provided,  any  notice  required  or
              -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days following deposit with the United States Post Office, or ten (10) days following deposit with the Japanese Postal Service, as applicable, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

     13.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction.

     13.8     Expenses/Attorneys'  Fees.  Each  party  shall  pay  all costs and
              --------------------------
expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     13.9     Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), and each future holder of all such securities.

     13.10     Severability.  If  one  or  more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LMTATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSION OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT.

     13.11     Entire  Agreement.  This  Agreement and the documents referred to
               -----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     13.12     Confidentiality.  Each  of AVT and Kuni hereby agrees to maintain
               ---------------
the confidentiality of the terms and conditions of this Agreement and of the facts, contentions, and allegations of the parties related to this Agreement, and shall not disclose, discuss, or comment on the same to any third party except as may be necessary for the implementation of this Agreement or as may be otherwise required by the order of any judicial or administrative tribunal, or as may be required to comply with applicable laws, regulations or requirements of any self regulatory organization.

     13.13 Arbitration. In the event of any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach, or any matter addressed by this Agreement, it will be resolved through binding confidential arbitration to be conducted by the American Arbitration Association in San Francisco, California, pursuant to its Commercial Arbitration Rules, and judgment upon the award Tendered by the Arbitrator(s) may be entered by any court having jurisdiction of the matter. This paragraph shall not alter the right of the parties hereto to seek and obtain injunctive relief from a court of law.

     13.14     Freely  Executed.  In  entering  into this Agreement, the parties
               ----------------
represent and warrant that they do so freely and voluntarily, after having had the opportunity to meet and confer with their respective attorneys regarding the contents and legal effect of this Agreement.

     13.15     English  Version  to  be  conclusive.  This  Agreement  is in the
               ------------------------------------
English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     13.16     Governmental  Approvals.  Kuni undertakes full responsibility for
               -----------------------
obtaining all Japanese governmental approvals necessary for each party to perform its obligations hereunder. Kuni agrees to indemnify AVT against any and all claims, demands, actions, proceedings, investigations, losses, liabilities, costs or expenses suffered or incurred by AVT wising out of or relating to any failure (whether intentional or unintentional) by Kuni or any of its customers to obtain any such governmental approvals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date fust above written.


                                         "AVT"
                                         ALTAVISTA  TECHNOLOGY,  INC.
                                         a  Califomia  corporation

                                         By: /S/ Jack Marshall
                                            -------------------------
                                            Jack Marshall, President:






                                         "KUNI"
                                         KUNI RESEARCH NTERNATIONAL CORPORATION
                                         a Japan corporation



                                         By: /S/ Iwao Deguchi
                                            -------------------------
                                            Iwao Deguchi, President

                                    EXHIBIT A
                                    ---------
                                List of Products
All  past,  current  and future AVT multimedia email and web authoring software, including,  without  limitation, Howdy!, the multimedia Internet postcard maker.
                                 ------

2.     WebCannon,  AVT's  Web  site  authoring  software

3.     All  Other  Web  Sites  that  host  images  that  AVT  Code  creates

                                   EXHIBIT DI
                                   ----------
                           Corporate License Agreement

                                   EXHIBIT-B2
                                    ---------
                           End User License Agreement